UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                                  March 5, 2008
                 (Date of Report, date of earliest event reported)

                           OBN HOLDINGS, INCORPORATED
               (Exact name of registrant as specified in its charter)


          NEVADA                   333-108300                  81-0592921
(State or other jurisdiction      (Commission                (IRS Employer
     of incorporation)             File Number)            Identification No.)


            8275 South Eastern Ave., Suite 200; Las Vegas, Nevada 89123
                    (Address of principal executive offices)

                                 (702) 938-0467
                           (Issuer's telephone number)


             (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-12 under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On July 5, 2007, the Company reported that it completed its acquisition of substantially all the assets of Chengdu Shengang Lutong Tech Ltd
("Lutong Tech"), which is located in the Peoples Republic of China, for the aggregate consideration of six million five hundred thousand (6,500,000) restricted shares of the Company's common stock. However, due to recently instituted foreign acquisition regulations promulgated by the Government of the Peoples Republic of China, the Company was unable to complete the transaction, and the restricted shares were canceled.

After subsequent negotiations, on March 4, 2008, OBN Holdings has consummated a licensing agreement with Lutong Tech whereby OBN has the exclusive rights in North America, and non-exclusive rights in territories outside of The Peoples Republic of China, to use and market Lutong Tech's proprietary intelligent traffic systems.

The term of the license is five (5) years. In consideration for granting the rights, Lutong received one million five hundred thousand (1,500,000) shares of OBN Holdings restricted common stock, a cash payment of one hundred thirty thousand US dollars ($130,000), plus five percent (5%) of the net profits on unit sales.


                                 SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            OBN HOLDINGS, INCORPORATED
                                                   (Registrant)

Date: March 5, 2008                          /s/ Roger Neal Smith
                                        By:  Roger Neal Smith
                                             President and CEO